                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Trident Microsystems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  Trident logo

                                                               November 30, 1999

Dear Stockholder:

     This year's annual meeting of stockholders will be held on Thursday, December 23, 1999 at 9:00 a.m. local time, at Trident Microsystems, Inc., 2450 Walsh Avenue, Santa Clara, California. You are cordially invited to attend.

     The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

     After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

     A copy of the Company's 1999 Annual Report is also enclosed.

     The Board of Directors and Management look forward to seeing you at the annual meeting.

                                          Very truly yours,

                                          /s/ Frank C. Lin

                                          FRANK C. LIN
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

                           TRIDENT MICROSYSTEMS, INC.
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------
                          TO BE HELD DECEMBER 23, 1999

To The Stockholders:

     Please take notice that the annual meeting of the stockholders of Trident Microsystems, Inc. (the "Company"), will be held on December 23, 1999, at 9:00 a.m. at Trident Microsystems, Inc., 2450 Walsh Avenue, Santa Clara, California, for the following purposes:

     1. To elect one Class I director to hold office for a three-year term and until his successor is elected and qualified.

     2. To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending June 30, 2000.

     3. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on October 26, 1999 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of Trident Microsystems, Inc.

                                          By order of the Board of Directors,

                                          /s/ Frank C. Lin

                                          FRANK C. LIN
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

Santa Clara, California
November 30, 1999

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POST-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SOLICITATION AND VOTING OF PROXIES..........................    1
INFORMATION ABOUT TRIDENT MICROSYSTEMS, INC.................    2
  Stock Ownership of Certain Beneficial Owners and
     Management.............................................    2
  Management................................................    3

EXECUTIVE COMPENSATION AND OTHER MATTERS....................    5
  Summary Compensation Table................................    5
  Option Grants In Last Fiscal Year.........................    7
  Option Exercises and Fiscal 1999 Year-End Value...........    8
  Aggregate Option Exercises in Last Fiscal Year And Fiscal
     Year-End Values........................................    8
  Repricing of Stock Options................................    9
  Ten-Year Option Repricings................................    9
  Compensation of Directors.................................   10
  Change in Control Arrangements............................   11
  Certain Relationships and Related Transactions............   11
  Section 16(a) Beneficial Ownership Reporting Compliance...   12

REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF
  OPTIONS...................................................   13

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION..............................................   14
  Compensation Committee....................................   14
  Compensation Philosophy...................................   14
  Forms of Compensation.....................................   14

COMPARISON OF STOCKHOLDER RETURN............................   16
  Comparison of Cumulative Total Return From June 30, 1994
     through June 30, 1999..................................   16

ELECTION OF DIRECTORS.......................................   17

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC
  ACCOUNTANTS...............................................   17

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL
  MEETING...................................................   18

TRANSACTION OF OTHER BUSINESS...............................   18

                           TRIDENT MICROSYSTEMS, INC.
                               2450 WALSH AVENUE
                         SANTA CLARA, CALIFORNIA 95051

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

     The accompanying proxy is solicited by the Board of Directors of Trident Microsystems, Inc., a Delaware corporation ("Trident" or the "Company"), for use at the Annual Meeting of Stockholders to be held December 23, 1999, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is November 30, 1999, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                       SOLICITATION AND VOTING OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

     Only stockholders of record as of the close of business on October 26, 1999, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 13,211,079 shares of common stock of the Company, par value $.001 per share ("Common Stock"), issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's By-Laws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

     All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

     An annual report for the fiscal year ended June 30, 1999 is enclosed with this Proxy Statement.

                  INFORMATION ABOUT TRIDENT MICROSYSTEMS, INC.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of August 31, 1999, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of June 30, 1999, whose salary and incentive compensation for the fiscal year ended June 30, 1999 exceeded $100,000, and (iv) all executive officers and directors of the Company as a group.

                                                                  SHARES OWNED(1)
                                                              -----------------------
                                                               NUMBER      PERCENTAGE
           NAME AND ADDRESS OF BENEFICIAL OWNERS              OF SHARES     OF CLASS
           -------------------------------------              ---------    ----------
Glen M. Antle(2)............................................     53,250          *
Yasushi Chikagami(3)........................................     34,127          *
Charles A. Dickinson(4).....................................     59,650          *
Frank C. Lin(5).............................................  1,874,659      14.20%
  c/o Trident Microsystems, Inc.
  2450 Walsh Avenue
  Santa Clara, CA 95051
John Luke...................................................          *          *
Millard Phelps(6)...........................................     28,506          *
Jung-Herng Chang(7).........................................    202,381       1.53%
Peter Jen(8)................................................    171,138       1.30%
Gerry Liu(9)................................................     85,056          *
Steven Rowe(10).............................................     18,817          *
Executive officers and directors as a group (10
  persons)(11)..............................................  2,527,584      19.15%

---------------
  *  less than 1%

 (1) Except as otherwise noted, the persons named in the table have the sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to the information contained in the footnotes to this table. On October 26, 1999, Cramer Rosenthal McGlynn, LLC, filed Schedule 13D with the U.S. Securities and Exchange Commission indicating that it held 1,205,400 shares or 9.13% of the Company's outstanding Common Stock. These share amounts are not represented on this table of beneficial owners.

 (2) Includes 41,250 shares subject to options exercisable by Mr. Antle within sixty days of August 31, 1999.

 (3) Includes 5,000 shares held by a joint tenant account for Mr. Chikagami's wife, son and daughter. Also includes 29,127 shares subject to options exercisable by Mr. Chikagami within sixty days of August 31, 1999.

 (4) Includes 22,500 shares subject to options exercisable by Mr. Dickinson within sixty days of August 31, 1999.

 (5) Includes 247,500 shares subject to options exercisable by Mr. Lin within sixty days of August 31, 1999. Also includes 10,500 shares held by Mr. Lin's wife and 29,956 shares held by a custodian for the benefit of Mr. Lin's two minor children.

 (6) Includes 27,551 shares subject to options exercisable by Mr. Phelps within sixty days of August 31, 1999.

 (7) Includes 160,834 shares subject to options exercisable by Mr. Chang within sixty days of August 31, 1999.

 (8) Includes 134,168 shares subject to options exercisable by Mr. Jen within sixty days of August 31, 1999.

 (9) Includes 80,834 shares subject to options exercisable by Mr. Liu within sixty days of August 31, 1999.

(10) Includes 18,817 shares subject to options exercisable by Mr. Rowe within sixty days of August 31, 1999.

(11) Includes 762,581 shares subject to options exercisable within sixty days of August 31, 1999.

MANAGEMENT

     Directors. This section sets forth the ages and backgrounds of the Company's current Directors, including the Class I nominee to be elected at this meeting. Charles A. Dickinson is currently serving as a Class I Director, but will not stand for re-election at this meeting. The number of authorized directors has been reduced to five.

                  NAME                    AGE         POSITIONS WITH THE COMPANY         DIRECTOR SINCE
                  ----                    ---         --------------------------         --------------
Class I Directors whose terms expire at the 1999 Annual Meeting of Stockholders:
Charles A. Dickinson....................  75    Director                                      1993
Yasushi Chikagami.......................  60    Director                                      1994

Class II Director nominated for election at the 2000 Annual Meeting of Stockholders:
Millard Phelps..........................  71    Director                                      1995
John Luke...............................  67    Director                                      1999

Class III Directors whose terms expire at the 2001 Annual Meeting of Stockholders:
Frank C. Lin............................  54    President, Chief Executive Officer and        1987
                                                Chairman of the Board of Directors
Glen M. Antle...........................  61    Director                                      1992

     Mr. Dickinson has served as a Director of the Company since June 1993. Since July 1984 Mr. Dickinson has been a member of the Board of Directors of Solectron Corporation, an electronics manufacturing company. From March 1994 until September 1996, Mr. Dickinson served as the Chairman of the Board of Directors of Solectron Corporation, and from November 1993 to February 1, 1996 as its President, Europe. From March 1989 to November 1993, Mr. Dickinson was self employed as a business consultant. Mr. Dickinson is also a Director of Aavid Thermal Technologies, Inc., a company providing thermal transfer solutions, Lecroy, a company manufacturing digital oscilloscopes, and Dense Pac Microsystems, a company manufacturing stacked memory modules.

     Mr. Chikagami has served as a Director of the Company since April 1994. From 1974 to January 1996, Mr. Chikagami served as Chairman of the EI-EN Group, a group of private companies located in Asia engaged in the electronics components and computer peripherals business. Since January 1996, Mr. Chikagami has served as Chairman of KEIAN Corporation, a computer and communications component company, operating in Japan. Mr. Chikagami has also served as Vice Chairman of Eastern Computer Group Co. in China since 1988. He was also a founder of GVC Corporation, a publicly held Taiwanese company engaged in activities including the manufacture of electronics components and computer peripherals. Mr. Chikagami is also a director of Silicon Storage Technology, Inc.

     Mr. Phelps has served as a Director of the Company since September 1995. From September 1984 to May 1994, he served as a senior technology analyst for Hambrecht & Quist, an investment banking firm and from May 1994 to July 1994, Mr. Phelps served as an advisory director of Hambrecht & Quist when he retired. Mr. Phelps is also a director of Pericom, a semiconductor corporation, and three private semiconductor companies.

     Mr. Luke has served as a Director of the Company since January 1999. From May 1989 to September 1997, Mr. Luke served as President of TSMC, USA and has been President Emeritus since then. Prior to that, from 1982 to 1989, Mr. Luke served as Vice President of Sales for Monsanto Electronic Materials, Inc.; from 1978 to 1982, as Vice President of Worldwide Sales at Signetics Corporation; from 1976 to 1978, as Vice President of Marketing and International Sales for American Microsystems, Inc.; from 1974 to 1976, as Vice President of Marketing and Sales for Monolithic Memories and from 1971 to 1974, as Vice President of Sales at Fairchild. Mr. Luke also spent 10 years at Texas Instruments in sales management positions.

     Mr. Lin founded the Company and has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since July 1987. From June 1984 to July 1987, he was Vice President of Engineering at Genoa Systems, Inc., a graphics and storage product company that he co-founded. From 1982 to 1984, Mr. Lin was a senior manager at Olivetti Advanced Technical Center, a PC peripheral equipment design company. Mr. Lin was also a director of United Integrated Circuits Corporation, a Taiwanese company jointly formed by Trident, UMC and a number of other fabless semiconductor companies to build and manage a semiconductor manufacturing facility located in Taiwan, Republic of China, prior to its consolidation with UMC.

     Mr. Antle has served as a Director of the Company since July 1992. From July 1996 to August 1997 Mr. Antle was a director of Compass Design Automation, a company providing EDA tools and libraries. From February 1991 to June 1993, he served as Chairman of the Board of Directors of PiE Design Systems, an electronic design automation company, and from August 1992 to June 1993 as its Chief Executive Officer. In June 1993, PiE merged into Quickturn Design Systems, Inc., also an electronic design automation company, and Mr. Antle served as Chairman of the Board of Directors of Quickturn from June 1993 to June 1999. From June 1989 to February 1991 Mr. Antle was retired. Mr. Antle was a co-founder of ECAD, Inc., now Cadence Design Systems, Inc., and served as its Co-Chairman of the Board of Directors from May 1988 to June 1989 and as Chairman of the Board of Directors and Chief Executive Officer from August 1982 to May 1988.

     Management's nominee for election at the Annual Meeting of Stockholders to Class I of the Board of Directors is Yasushi Chikagami, a current Class I Director.

     Meetings of the Board of Directors. During the fiscal year ended June 30, 1999, the Board of Directors held six (6) meetings. All directors attended at least 75% of the aggregate of the number of meetings of the Board of Directors and of the committees of the Board of Directors on which such director served during fiscal 1999.

     The Company does not have a standing Nominating Committee, but does have an Audit Committee and a Compensation Committee.

     The Audit Committee's function is to review, with the Company's independent public accountants, Management and the Board of Directors, the Company's financial reporting processes and internal financial controls. The Audit Committee reviews the results of the examination of the Company's financial statements by the independent public accountants and the independent public accountants' opinion. The Audit Committee also approves all professional services performed by the independent public accountants, recommends the retention of the independent public accountants to the Board of Directors, subject to ratification by the stockholders, and periodically reviews the Company's accounting policies and internal accounting and financial controls. During fiscal 1999, the Audit Committee was composed of Glen M. Antle and Millard Phelps. The Audit Committee held four (4) meetings during the fiscal year ended June 30, 1999.

     The Compensation Committee's primary function is to review and recommend salary levels of, to approve bonus plans for, and approve stock option grants to executive officers, and to set the compensation of the Chief Executive Officer. As of June 30, 1999, Charles A. Dickinson and John Luke were the members of the Compensation Committee. As of October 26, 1999, the members of the Compensation Committee were John Luke and Yasushi Chikagami.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information concerning the compensation during the fiscal years ended June 30, 1999, June 30, 1998 and June 30, 1997 of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of June 30, 1999, whose salary and incentive compensation for the fiscal year ended June 30, 1999 exceeded $100,000. Amounts under the caption "Bonus" are amounts earned for performance during the fiscal year including amounts paid after the end of the fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                         ANNUAL COMPENSATION             ------------
                                                -------------------------------------     SECURITIES
                                                                       OTHER ANNUAL       UNDERLYING
      NAME AND PRINCIPAL POSITION        YEAR    SALARY     BONUS     COMPENSATION(1)    OPTIONS (#)
      ---------------------------        ----   --------   --------   ---------------    ------------
Frank C. Lin...........................  1999   $360,430   $      0       $68,364(1)       385,000(2)
President and Chief                      1998   $394,994   $      0       $84,856(1)       220,000(3)
  Executive Officer                      1997   $352,000   $229,336       $     0          150,000(4)
Jung-Herng Chang.......................  1999   $192,575   $      0       $ 8,740(1)       225,000(5)
  Sr. Vice President, Engineering        1998   $211,000   $      0       $16,801(1)       100,000(6)
                                         1997   $183,500   $ 92,152       $     0           60,000(7)
Peter Jen..............................  1999   $190,750   $      0       $23,885(1)       200,000(8)
  Sr. Vice President, Asia Operations    1998   $209,000   $      0       $86,330(9)       100,000(10)
  and Chief Accounting Officer           1997   $174,220   $      0       $85,827(11)       90,000(12)
Gerry Liu..............................  1999   $173,327   $      0       $     0          165,000(13)
  Sr. Vice President, Marketing          1998   $194,000   $      0       $     0           90,000(14)
                                         1997   $165,000   $ 82,500       $     0          110,000(15)
W. Steven Rowe.........................  1999   $170,812   $      0       $13,976(1)        89,050(16)
  Vice President, Human Resources/       1998   $183,500   $      0       $     0           60,000(17)
  Administration and Acting Chief        1997   $148,750   $ 58,000       $     0           60,300(18)
  Financial Officer

---------------
 (1) Accrued vacation pay-out.

 (2) Includes an option to purchase 80,000 shares granted on October 12, 1998 in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1994. Also includes option to purchase 50,000 shares granted on October 12, 1998 in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1995. Also includes option to purchase 50,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997. Also includes option to purchase 160,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1998.

 (3) Includes an option to purchase 100,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997. Also includes an option to purchase 60,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1998.

 (4) Includes an option to purchase 50,000 shares granted on July 25, 1996, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1996.

 (5) Includes an option to purchase 70,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1993. Also includes an option to purchase 10,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1994. Also includes an option to purchase 30,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1995. Also includes an option to purchase 20,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997. Also includes an option to purchase 70,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1998.

 (6) Includes an option to purchase 40,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997. Also includes an option to purchase 30,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1998.

 (7) Includes an option to purchase 20,000 shares granted on July 25, 1996, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1996.

 (8) Includes an option to purchase 40,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1994. Also includes an option to purchase 15,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1995. Also includes an option to purchase 50,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997. Also includes an option to purchase 70,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1998.

 (9) Includes $48,815 representing commissions earned and $37,515 representing accrued vacation pay-out.

(10) Includes an option to purchase 40,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997. Also includes option to purchase 30,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1998.

(11) All amounts shown represent commissions earned.

(12) Includes an option to purchase 50,000 shares granted on July 25, 1996, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1996.

(13) Includes an option to purchase 80,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997. Also includes an option to purchase 60,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1998.

(14) Includes an option to purchase 30,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997. Also includes an option to purchase 30,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1998.

(15) Includes an option to purchase 40,000 shares granted on July 25, 1996, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1996.

(16) Includes an option to purchase 44,050 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997. Also includes an option to purchase 30,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1998.

(17) Includes an option to purchase 30,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997.

(18) Includes an option to purchase 28,000 shares granted on July 25, 1996, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1996.

     The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended June 30, 1999 to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS
                        --------------------------------------------------
                        NUMBER OF      % OF TOTAL                            POTENTIAL REALIZABLE VALUE AT
                        SECURITIES      OPTIONS                              ASSUMED ANNUAL RATES OF STOCK
                        UNDERLYING     GRANTED TO   EXERCISE                 PRICE APPRECIATION FOR OPTION
                         OPTIONS       EMPLOYEES     OR BASE                            TERM(3)
                         GRANTED       IN FISCAL      PRICE     EXPIRATION   -----------------------------
         NAME             (#)(1)          YEAR      ($/SH)(2)      DATE         5% ($)          10% ($)
         ----           ----------     ----------   ---------   ----------   -------------   -------------
Frank C. Lin..........    45,000        0.8960%      $3.375      10/16/08     $ 95,513.37     $242,049.64
                          60,000(4)     1.1946%      $3.500      10/12/08     $132,067.87     $334,685.92
                          80,000(10)    1.5928%      $3.500      10/12/08     $176,090.50     $446,247.89
                          50,000(8)     0.9955%      $3.500      10/12/08     $110,056.56     $278,904.93
                          38,000(5)     0.7566%      $3.500      10/12/08     $ 83,642.99     $211,967.75
                          12,000(5)     0.2389%      $3.500      10/12/08     $ 26,413.57     $ 66,937.18
                         100,000(4)     1.9910%      $3.500      10/12/08     $220,113.12     $557,809.86
Jung-Herng Chang......    25,000        0.4978%      $3.375      10/16/08     $ 53,062.98     $134,472.02
                          20,000(12)    0.3982%      $3.500      10/12/08     $ 44,022.62     $111,561.97
                          50,000(12)    0.9955%      $3.500      10/12/08     $110,056.56     $278,904.93
                          30,000(4)     0.5973%      $3.500      10/12/08     $ 66,033.94     $167,342.96
                          10,000(10)    0.1991%      $3.500      10/12/08     $ 22,011.31     $ 55,780.99
                          30,000(9)     0.5973%      $3.500      10/12/08     $ 66,033.94     $167,342.96
                          40,000(4)     0.7964%      $3.500      10/12/08     $ 88,045.25     $223,123.94
                          20,000(5)     0.3982%      $3.500      10/12/08     $ 44,022.62     $111,561.97
Peter Jen.............    25,000        0.4978%      $3.375      10/16/08     $ 53,062.98     $134,472.02
                          30,000(5)     0.5973%      $3.500      10/12/08     $ 66,033.94     $167,342.96
                          40,000(4)     0.7964%      $3.500      10/12/08     $ 88,045.25     $223,123.94
                          30,000(4)     0.5973%      $3.500      10/12/08     $ 66,033.94     $167,342.96
                          20,000(5)     0.3982%      $3.500      10/12/08     $ 44,022.62     $111,561.97
                          15,000(8)     0.2987%      $3.500      10/12/08     $ 33,016.97     $ 83,671.48
                          10,000(10)    0.1991%      $3.500      10/12/08     $ 22,011.31     $ 55,780.99
                          30,000(11)    0.5973%      $3.500      10/12/08     $ 66,033.94     $167,342.96
Gerry Liu.............    25,000        0.4978%      $3.375      10/16/08     $ 53,062.98     $134,472.02
                          40,000(5)     0.7964%      $3.500      10/12/08     $ 88,045.25     $223,123.94
                          30,000(4)     0.5973%      $3.500      10/12/08     $ 66,033.94     $167,342.96
                          40,000(7)     0.7964%      $3.500      10/12/08     $ 88,045.25     $223,123.94
                          30,000(4)     0.5973%      $3.500      10/12/08     $ 66,033.94     $167,342.96
Steven Rowe...........    15,000        0.2987%      $3.375      10/16/08     $ 31,837.79     $ 80,683.21
                           2,250(5)     0.0448%      $3.500      10/12/08     $  4,952.55     $ 12,550.72
                           9,000(7)     0.1792%      $3.500      10/12/08     $ 19,810.18     $ 50,202.89
                           1,120(5)     0.0223%      $3.500      10/12/08     $  2,465.27     $  6,247.47
                          16,380(5)     0.3261%      $3.500      10/12/08     $ 36,054.53     $ 91,369.26
                          30,000(4)     0.5973%      $3.500      10/12/08     $ 66,033.94     $167,342.96
                          15,300(6)     0.3046%      $3.500      10/12/08     $ 33,677.31     $ 85,344.91

---------------
 (1) Generally, the right to exercise an option under the Company's 1992 Stock Option Plan (the "Option Plan") vests as to one-fourth of the shares subject to the option on each anniversary of the date of grant. The Option Plan permits the grant of both incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"), and nonstatutory stock options. The exercise price of incentive stock options must at least equal the fair market value of the Common Stock of the Company on the date of grant. The exercise price of nonstatutory stock options must equal at least 85% of the fair market value of the Common Stock of the Company on the date of grant. The exercise price of incentive stock options granted to any person who at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary corporations must be at least 110% of the fair market value of the Common Stock of the Company on the date of grant and the term of such options cannot exceed five years. Under the Option Plan, the

     Compensation Committee retains discretion to modify the terms, including the exercise price, of outstanding options. See "CHANGE IN CONTROL ARRANGEMENTS."

 (2) All options were granted at or above market value on the date of grant as determined by the Compensation Committee.

 (3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option-holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

 (4) These options represent options that were originally granted on January 23, 1998 and were repriced on October 12, 1998.

 (5) These options represent options that were originally granted on July 25, 1996 and were repriced on October 12, 1998.

 (6) These options represent options that were originally granted on July 24, 1996 and were repriced on October 12, 1998.

 (7) These options represent options that were originally granted on July 15, 1996 and were repriced on October 12, 1998.

 (8) These options represent options that were originally granted on October 20, 1994 and were repriced on October 12, 1998.

 (9) These options represent options that were originally granted on October 13, 1994 and were repriced on October 12, 1998.

(10) These options represent options that were originally granted on October 7, 1993 and were repriced on October 12, 1998.

(11) These options represent options that were originally granted on July 14, 1993 and were repriced on October 12, 1998.

(12) These options represent options that were originally granted on July 7, 1992 and were repriced on October 12, 1998.

OPTION EXERCISES AND FISCAL 1999 YEAR-END VALUES

     The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended June 30, 1999, and unexercised options held as of June 30, 1999, by the persons named in the Summary Compensation Table.

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

                             SHARES                    NUMBER OF SECURITIES
                            ACQUIRED                  UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                               ON                       OPTIONS AT FY-END           MONEY OPTIONS AT FY-END(2)
                            EXERCISE    VALUE     ------------------------------   -----------------------------
           NAME               (#)      REALIZED   EXERCISABLE(1)   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----             --------   --------   --------------   -------------   -------------   -------------
Frank Lin.................     0          $0         232,500          152,500      $1,322,343.75    $872,968.75
Jung-Herng Chang..........     0          $0         152,500           72,500      $  867,343.75    $415,468.75
Peter Jen.................     0          $0         125,834           81,666      $  734,055.88    $467,600.38
Gerry Liu.................     0          $0          62,500          102,500      $  355,468.75    $586,093.75
Steven Rowe...............     0          $0          25,567           63,483      $  145,412.32    $362,934.57

---------------
(1) Company stock options generally become exercisable as to 25% on the first anniversary of the date of grant and 25% per year thereafter.

(2) The value of the unexercised in-the-money options is based on the closing price of the Company's Common Stock on June 30, 1999 ($9,1875 per share) and is net of the exercise price of such options.

REPRICING OF STOCK OPTIONS

     The following table provides the specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company since December 16, 1992, the date of the Company's initial public offering.

                           TEN-YEAR OPTION REPRICINGS

                                                                           EXERCISE                     LENGTH OF
                                      NUMBER OF                            PRICE AT                  ORIGINAL OPTION
                                      SECURITIES      MARKET PRICE OF      TIME OF                   TERM REMAINING
                                      UNDERLYING      STOCK AT TIME OF   REPRICING OR      NEW         AT DATE OF
                       REPRICING   OPTIONS REPRICED     REPRICING OR      AMENDMENT     EXERCISE      REPRICING OR
  NAME AND POSITION      DATE       OR AMENDED (#)     AMENDMENT ($)         (#)        PRICE ($)       AMENDMENT
  -----------------    ---------   ----------------   ----------------   ------------   ---------   -----------------
Frank Lin............   7/14/93        120,000             $5.00            $ 8.00       $ 5.00     9 years, 94 days
President and Chief     7/25/96(1)      50,000             $9.38            $20.49(2)    $10.31(2)  4 years, 71 days
  Executive Officer     1/23/98(3)     100,000             $8.63            $11.28(2)    $ 8.63     3 years, 229 days
                        1/23/98(3)      60,000             $8.63            $15.63       $ 8.63     9 years, 179 days
                       10/12/98(4)      80,000             $3.50            $ 5.63       $ 3.50     4 years, 360 days
                       10/12/98(4)      50,000             $3.50            $ 7.70(2)    $ 3.50     1 year, 8 days
                       10/12/98(4)      50,000             $3.50            $10.31(2)    $ 3.50     2 years, 286 days
                       10/12/98(4)      60,000             $3.50            $ 8.63       $ 3.50     9 years, 103 days
                       10/12/98(4)     100,000             $3.50            $ 8.63       $ 3.50     9 years, 103 days
Jung-Herng Chang.....   7/25/96(1)      20,000             $9.38            $18.63       $ 9.38     9 years, 71 days
  Sr. Vice President,   1/23/98(3)      40,000             $8.63            $10.25       $ 8.63     8 years, 229 days
  Engineering           1/23/98(3)      30,000             $8.63            $15.63       $ 8.63     9 years, 179 days
                       10/12/98(4)      50,000             $3.50            $ 5.00       $ 3.50     3 years, 268 days
                       10/12/98(4)      20,000             $3.50            $ 5.00       $ 3.50     3 years, 269 days
                       10/12/98(4)      10,000             $3.50            $ 5.63       $ 3.50     4 years, 360 days
                       10/12/98(4)      30,000             $3.50            $ 6.00       $ 3.50     6 years, 1 day
                       10/12/98(4)      20,000             $3.50            $ 9.38       $ 3.50     7 years, 286 days
                       10/12/98(4)      30,000             $3.50            $ 8.63       $ 3.50     9 years, 103 days
                       10/12/98(4)      40,000             $3.50            $ 8.63       $ 3.50     9 years, 103 days
Peter Jen............   7/14/93         30,000             $5.00            $ 5.50       $ 5.00     9 years, 49 days
  Sr. Vice President,   7/14/93         10,000             $5.00            $ 8.00       $ 5.00     9 years, 95 days
  Asia Operations and   7/25/96(1)      20,000             $9.38            $15.50       $ 9.38     8 years, 261 days
  Chief Accounting      7/25/96(1)      30,000             $9.38            $18.63       $ 9.38     9 years, 71 days
  Officer               1/23/98(3)      40,000             $8.63            $10.25       $ 8.63     8 years, 229 days
                        1/23/98(3)      30,000             $8.63            $15.63       $ 8.63     9 years, 179 days
                       10/12/98(4)      30,000             $3.50            $ 5.00       $ 3.50     4 years, 275 days
                       10/12/98(4)      10,000             $3.50            $ 5.63       $ 3.50     4 years, 360 days
                       10/12/98(4)      15,000             $3.50            $ 7.00       $ 3.50     6 years, 8 days
                       10/12/98(4)      20,000             $3.50            $ 9.38       $ 3.50     7 years, 286 days
                       10/12/98(4)      30,000             $3.50            $ 9.38       $ 3.50     7 years, 286 days
                       10/12/98(4)      30,000             $3.50            $ 8.63       $ 3.50     9 years, 103 days
                       10/12/98(4)      40,000             $3.50            $ 8.63       $ 3.50     9 years, 103 days
Gerry Liu............   7/25/96(1)      40,000             $9.38            $13.25       $ 9.38     9 years, 178 days
  Sr. Vice President,   1/23/98(3)      30,000             $8.63            $10.25       $ 8.63     8 years, 229 days
  Marketing             1/23/98(3)      30,000             $8.63            $15.63       $ 8.63     9 years, 179 days
                       10/12/98(4)      40,000             $3.50            $ 9.00       $ 3.50     7 years, 276 days
                       10/12/98(4)      40,000             $3.50            $ 9.38       $ 3.50     7 years, 286 days
                       10/12/98(4)      30,000             $3.50            $ 8.63       $ 3.50     9 years, 103 days
                       10/12/98(4)      30,000             $3.50            $ 8.63       $ 3.50     9 years, 103 days
W. Steven Rowe.......   7/25/96(1)      25,000             $9.38            $16.75       $ 9.38     8 years, 317 days
  Vice President, HR/   7/25/96(1)       3,000             $9.38            $13.25       $ 9.38     9 years, 178 days
  Administration,       1/23/98(3)      30,000             $8.63            $15.63       $ 8.63     9 years, 179 days
  Acting Chief         10/12/98(4)       9,000             $3.50            $ 9.00       $ 3.50     7 years, 276 days
  Financial Officer    10/12/98(4)      15,300             $3.50            $ 9.13       $ 3.50     7 years, 285 days
                       10/12/98(4)      19,750             $3.50            $ 9.38       $ 3.50     7 years, 286 days
                       10/12/98(4)      30,000             $3.50            $ 8.63       $ 3.50     9 years, 103 days
Amir Mashkoori.......   7/25/96(1)     100,000             $9.38            $13.25       $ 9.38     9 years, 178 days
  Former Sr. Vice       1/23/98(3)      30,000             $8.63            $15.63       $ 8.63     9 years, 179 days
  President,           10/12/98(4)      75,000             $3.50            $ 9.38       $ 3.50     7 years, 286 days
  Operations and       10/12/98(4)      30,000             $3.50            $ 8.63       $ 3.50     9 years, 103 days
  Business
  Development

                                                                           EXERCISE                     LENGTH OF
                                      NUMBER OF                            PRICE AT                  ORIGINAL OPTION
                                      SECURITIES      MARKET PRICE OF      TIME OF                   TERM REMAINING
                                      UNDERLYING      STOCK AT TIME OF   REPRICING OR      NEW         AT DATE OF
                       REPRICING   OPTIONS REPRICED     REPRICING OR      AMENDMENT     EXERCISE      REPRICING OR
  NAME AND POSITION      DATE       OR AMENDED (#)     AMENDMENT ($)         (#)        PRICE ($)       AMENDMENT
  -----------------    ---------   ----------------   ----------------   ------------   ---------   -----------------
Richard Hegberg......   7/25/96(1)     100,000             $9.38            $10.38       $ 9.38     9 years, 362 days
  Former Vice
  President,
  Worldwide Sales
James T. Lindstrom...   7/14/93         10,000             $5.00            $ 8.00       $ 5.00     9 years, 95 days
  Former Vice           7/25/96(1)      20,000             $9.38            $18.63       $ 9.38     9 years, 71 days
  President, Finance,
  Chief Financial
  Officer and
  Secretary
Tung-Liang Chang.....   7/14/93         30,000             $5.00            $ 8.00       $ 5.00     9 years, 95 days
  Former Vice
  President, ASIC
  Technology

---------------
(1) Options that were repriced on July 25, 1996 vest and become exercisable according to the following schedule: (i) in three substantially equal annual installments on the first three anniversaries of July 25, 1996, if the holder of the exchanged option had completed twelve or more months of continuous service as of July 25, 1996, (ii) 25% of the number of shares subject to the new option on January 25, 1997 and the remainder in three substantially equal annual installments on each of the first three anniversaries of January 25, 1997, if the holder had completed six months or more but less than twelve months of continuous service as of July 25, 1996, or (iii) in four substantially equal annual installments on the first four anniversaries of July 25, 1996, if the holder had completed less than six months of continuous service as of July 25, 1996.

(2) Represents 110% of the fair market value of the Company's Common Stock on the date of grant, as this grant is an incentive stock option and Mr. Lin holds more than 10% of the Common Stock of the Company.

(3) Options that were repriced on January 23, 1998 continue to vest at the same rate as applied prior to their repricing but may not exercised prior to January 24, 1999, except upon the holder's death, permanent and total disability or involuntary termination other than for cause, or in the event of a merger, liquidation or dissolution of the Company.

(4) Options that were repriced on October 12, 1998 continue to vest at the same rate as applied prior to their repricing. However, the remaining annual vesting dates applicable to shares that have not vested under the old option prior to the repricing will be delayed for a period of time determined on the basis of the holder's total length of service with the Company and its subsidiaries. Each new option, including vested shares, will be subject to a restriction on exercise during a restriction period also determined on the basis of optionee's total length of service, except upon the holder's death, permanent and total disability or involuntary termination other than for cause, or in the event of a merger, liquidation or dissolution of the Company. See "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

COMPENSATION OF DIRECTORS

     Board members other than the Company's outside directors receive no compensation for attending Board meetings, except for reimbursement of certain expenses in connection with attendance at Board meetings and Committee meetings. The Company's outside directors receive $10,000 per year as an annual retainer. In addition, each outside director receives $1,250 for each Board or Committee meeting attended in person, and $750 for each Board or Committee meeting attended by phone.

     The Company's 1994 Outside Directors Stock Option Plan (the "Outside Directors Plan") provides that on the day immediately following the initial election or appointment of each new non-employee director (an "Outside Director"), such Outside Director will automatically receive a grant of an option to purchase

20,000 shares of the Company's Common Stock and will receive an additional option to purchase 20,000 shares of the Company's Common Stock on the date of the first annual meeting of the stockholders following the third anniversary of his or her previous Outside Directors Plan option grant, provided that he or she remains in office. Each Outside Director previously granted an option under the Outside Directors Plan will automatically receive an additional option to purchase 20,000 shares of the Company's Common Stock on the day immediately following each third annual meeting of the stockholders of the Company.

     On December 17, 1998, each Outside Director remaining in office following last year's Annual Meeting automatically received an option to purchase 20,000 shares of the Company's Common Stock on the date of the meeting and will receive an additional option to purchase 20,000 shares of the Company's Common Stock on the date of each third annual meeting of the stockholders thereafter, provided that he or she remains in office.

     In August 1995, the Company entered into a joint venture agreement with United Microelectronic Corporation ("UMC") pursuant to which the Company is committed to invest a certain amount over a three year period for a 10% equity interest in the joint venture entity, United Integrated Circuits Corporation ("UICC"), which constructed a wafer fabrication facility in Taiwan. Following the consummation of this transaction, Frank Lin was appointed as a director of UICC and as such was entitled to compensation as a director of that entity. Part of the joint venture funding facility was destroyed in a fire on October 3, 1997. In June 1999, the Company announced that it received confirmation from UMC that, subject to the approval of the Taiwanese government, the UICC joint venture will be consolidated with UMC by the end of 1999. Trident expects to receive approximately 46.5 million shares of UMC stock in the consolidation. These shares represent about 0.5% of the outstanding stock of UMC.

CHANGE IN CONTROL ARRANGEMENTS

     The Company's 1992 Stock Option Plan (the "Option Plan") provides that in the event of a merger of the Company with or into another corporation, unless the successor corporation assumes or substitutes equivalent options for options granted under the Option Plan, the Board of Directors shall provide that all outstanding options under the Option Plan will be fully exercisable prior to the merger. Options which are neither assumed or substituted for by the successor corporation nor exercised prior to the expiration of a 15-day notice period will terminate upon the expiration of such period. All shares subject to options granted under the Outside Directors Plan will become fully vested and exercisable as of the date 15 days prior to a change in control of the Company as defined in the Outside Directors Plan unless the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), either assumes or substitutes Acquiring Corporation options for options outstanding under the Outside Directors Plan. Any such options which are neither assumed or substituted for by the Acquiring Corporation nor exercised will terminate as of the date of the change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 21, 1998, Mr. Mashkoori paid to the Company $72,426.03 as payment in full for the principal amount and accrued interest owed under the Company's loan to Mr. Mashkoori originally granted on May 5, 1997 and amended on May 5, 1998.

     On July 9, 1999, the loan originally entered into with W. Steven Rowe on July 9, 1997 was amended to increase the amount from $159,105 to $167,951.24 and to extend the term for one year, making the loan payable on July 9, 2000 with interest at a rate of 5.32% per annum.

     In October 1998, the Board approved a loan to Frank Lin pursuant to which Mr. Lin could borrow $500,000 from the Company. As of the date of this proxy statement, the Company and Mr. Lin have not entered into a loan agreement and Mr. Lin has not borrowed any money from the Company under this arrangement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that, during fiscal 1999, all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were met.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON REPRICING OF OPTIONS

     In October 1998, the Compensation Committee, consisting of Charles A. Dickinson and Glen M. Antle, considered the options held by the Company's executive officers and employees and the fact that a broad decline in the price of the Common Stock of the Company had resulted in a substantial number of stock options granted pursuant to the Company's 1992 Stock Option Plan and the 1996 Nonstatutory Stock Option Plan (together, the "Plans") having exercise prices well above the recent historical trading prices of the Common Stock. The Company's management advised the Committee that it believed employee turnover was likely to increase in part because the Company's total compensation package for long-term employees, which included substantial options with exercise prices well above the then current trading price, was less attractive than compensation offered by other companies in the same geographic location, since options granted to new hires at other companies would be granted at current trading prices.

     The Committee determined (i) that the Company's success in the future would depend in large part on its ability to retain its highly skilled technical and managerial personnel, (ii) that competition for such personnel would be intense,
(iii) that the loss of key employees could have a significant adverse impact on the Company's business, (iv) that it would be important and cost-effective to provide equity incentives to employees and executive officers of the Company to improve the Company's performance and the value of the Company for its stockholders, and (v) that the morale of long-term employees holding stock options with exercise prices well above the current trading price would suffer as more recently hired employees are granted options with exercise prices set at current, lower market prices. The Committee recognized that an exchange of existing options with exercise prices higher than fair market value for options granted at fair market value would restore incentives to employees because of the increased potential for appreciation. The Committee also recognized that it could require the new options to be subject to restrictions on exercise so that optionees participating in the exchange would have incentives to remain with the Company. Considering these factors, the Committee determined it to be in the best interests of the Company and its stockholders to restore the incentives for employees and executive officers to remain as employees of the Company and to exert their maximum efforts on behalf of the Company by granting replacement stock options under the Plans at the optionee's election, with exercise restrictions and with exercise prices equal to the then current market value.

     Accordingly, in October 1998, the Committee approved an offer, effective October 12, 1998, to all employees of the Company, including executive officers, other than those who have given notice of or been notified of their termination of employment, to exchange certain outstanding options with exercise prices above the then current trading price for new options with exercise prices equal to the current trading price ("New Options"). The Committee provided that New Options would not be exercisable during periods ranging from six to twelve months depending on the employee's length of service, except in certain limited circumstances. Such circumstances are (i) the employee's involuntary termination other than for cause, (ii) the employee's death or permanent and total disability, or (iii) a merger, liquidation or dissolution of the Company. In addition, the annual vesting dates for those portions of the New Options not received in exchange for vested portions of the canceled old options were delayed for periods ranging from four to eight months depending on the employee's length of service. All New Options terminate no later than ten years from the date of the exchange. Optionees who participated in the exchange received a lower exercise price in exchange for the cancellation of the holder's exchanged option. In October 1998, the Company canceled outstanding options for 3,643,000 shares with exercise prices greater than $3.50 and reissued the options with an exercise price of $3.50. In January 1998, the Company canceled 1,702,000 outstanding options granted after July 25, 1996 with exercise prices greater than $8.63 and reissued the options with an exercise price of $8.63. In July 1996, the Company cancelled 1,077,000 options outstanding under the option plan with exercise prices greater than $9.38 and reissued the options with an exercise price of $9.38. See EXECUTIVE COMPENSATION AND OTHER
MATTERS -- "Ten-Year Option Repricings" table for further information concerning the repricing.

                                          1999 COMPENSATION COMMITTEE

                                          Charles A. Dickinson
                                          Glen M. Antle

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

     Charles A. Dickinson was the sole member of the Compensation Committee at the beginning of fiscal 1999. Mr. Antle was appointed to the Committee for part of the year and was replaced by John Luke in April 1999. The Compensation Committee's primary function is to review and recommend salary levels of, to approve bonus plans for, and to approve stock option grants to executive officers, and to set the compensation of the Chief Executive Officer.

COMPENSATION PHILOSOPHY

     The Compensation Committee strives to align executive compensation with the value achieved by the executive team for the Company's stockholders. Toward that goal, the Company's compensation program emphasizes both short- and long-term incentives designed to attract, motivate, and retain highly qualified executives who will effectively manage the Company and maximize stockholder value. The Company uses salary, executive officer bonuses and stock options to motivate executive officers to achieve the Company's business objectives and to align the incentives of officers with the long-term interests of stockholders. The Compensation Committee reviews and evaluates each executive officer's base and variable compensation annually relative to corporate performance and comparative market information.

     In setting total compensation, the Compensation Committee considers individual and Company performance, as well as market information in the form of published survey data provided to the Compensation Committee by the Company's human resources staff. The market data consists primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs, of companies considered by the Compensation Committee to be comparable technology companies as well as companies in the semiconductor design industry. The Compensation Committee's policy is generally to target levels of cash and equity compensation paid to its executive officers so that such compensation is competitive with that paid by such comparable companies.

     In preparing the performance graph for this Proxy Statement, the Company has selected the H&Q Semiconductors Sector Index, and the Nasdaq Stock Market-U.S. Index as its peer groups. The companies that the Company included in its stratified salary surveys are not necessarily those included in the indices, as such companies may not be competitive with the Company for executive talent, particularly those companies located outside the Silicon Valley, where competition for employees has been intense.

     The Company has considered the potential impact of Section 162(m) of the Internal Revenue Code ("Section 162(m)") adopted under the federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction to any publicly-held corporation for individual compensation exceeding $1 million in any taxable year paid to the chief executive officers or any of the four other most highly compensated executive officers, unless the compensation is commission or performance-based. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Company believes that compensation attributable to any options granted under the Company's 1992 Stock Option Plan as of June 30, 1999 qualified as performance-based compensation in accordance with the regulations under Section 162(m), the Compensation Committee believes that Section 162(m) generally will not reduce the tax deduction available to the Company. However, as a result of the stock option repricing effective October 12, 1998 (See "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS"), options for an aggregate of 460,000 shares granted to persons named in the Summary Compensation Table do not qualify as performance-based for purposes of Section 162(m).

FORMS OF COMPENSATION

     Salary. The Company strives to offer executive officers salaries that are competitive with comparable companies in the technology sector generally and in the semiconductor design industry. Frank C. Lin,

President and Chief Executive Officer of the Company, approves executive salaries at the time executives join the Company, which are subject to review and approval by the Compensation Committee. Thereafter, Mr. Lin periodically reviews salaries of the executive officers and recommends adjustments to the base salaries of those officers which are subject to review and approval by the Compensation Committee. The Compensation Committee reviews Mr. Lin's performance and makes adjustments to his salary. Adjustments made by Mr. Lin and the Compensation Committee are based on individual executive officer performance, cost of living increases, Company performance, and adjustments to retain qualified personnel. Mr. Lin's base salary is reviewed annually by the Compensation Committee and reflects his position, duties, and responsibilities. Management determined to reduce executive salaries by 10% in fiscal 1999 and reported this decision to the compensation committee.

     Incentive Compensation. The Board of Directors reviews and approves an executive bonus plan ("Plan") based upon Company and individual performance. The Compensation Committee believes that significant bonus incentives based on performance of the Company and personal performance provide substantial motivations to achieve corporate goals. Under the Plan, Company performance is measured for the fiscal year on a basis of actual operating profit as compared with budgeted operating profit. The Company performance portion of any executive's incentive bonus could be higher if the Company's performance exceeded the goal. Individual performance against management-by-objective ("MBO") goals comprises a significant component of the bonus for most executives; however, Company performance is given more weight in any bonus calculation. The Plan is approved by the Compensation Committee with Mr. Lin determining whether executive officers, other than himself, met their individual MBO goals and with the Compensation Committee making such determination as to Mr. Lin. The Compensation Committee believes the incentives paid to the Company's executives on a basis of Company performance and individual performance are comparable to those paid under industry standard incentive compensation programs.

     Management determined to maintain management salaries at the same reduced levels paid in 1998, and not to pay any bonuses for fiscal 1999, whether or not such bonuses were earned under the terms of the plan. The Compensation Committee has not met during fiscal 1999.

     Stock Options. The Compensation Committee strives to maintain the equity position of all executive officers at levels competitive with comparable companies. The Compensation Committee believes that equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders, and therefore grants stock options under the Company's 1992 Stock Option Plan at the commencement of an executive officer's employment and, depending on that officer's performance and the appropriateness of additional awards to retain key employees, periodically thereafter. Stock options are granted at the prevailing market price, vest over a period of years and will only have value if the Company's stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options serve to align the interests of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock price performance.

     In October 1998, the Compensation Committee granted options to executive officers, including Mr. Lin. Mr. Lin received a grant of 45,000 shares with an exercise price of $3.375. The grant is based on Mr. Lin's senior position, his responsibilities, and his past and expected contributions to the Company's future success and was intended to provide competitive equity compensation for the Company's 1999 fiscal year.

                                          1999 COMPENSATION COMMITTEE

                                          Charles A. Dickinson
                                          John Luke

                        COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Hambrecht & Quist Semiconductors Sector Index ("H&Q Semiconductor Index") and the Nasdaq Stock Market Index (U.S. Companies) ("Nasdaq US") for the period commencing on June 30, 1994 and ending on June 30, 1999.

   COMPARISON OF CUMULATIVE TOTAL RETURN FROM JUNE 30, 1994 THROUGH JUNE 30,
                                    1999(1)

 TRIDENT MICROSYSTEMS, INC., HAMBRECHT & QUIST SEMICONDUCTORS SECTOR INDEX AND
                    THE NASDAQ STOCK MARKET (U.S. COMPANIES)
CUMULATIVE TOTAL RETURN GRAPH

                                                        NASDAQ US             TRIDENT MICROSYSTEMS       H&Q SEMICONDUCTOR INDEX
                                                        ---------             --------------------       -----------------------
Jun-94                                                      100                        100                          100
Jun-95                                                   132.22                        332                       194.93
Jun-96                                                   167.85                        202                       144.52
Jun-97                                                   204.26                        180                       261.62
Jun-98                                                   288.38                         85                       214.28
Jun-99                                                   408.83                        147                       453.81

                                 JUNE-94    JUNE-95    JUNE-96    JUNE-97    JUNE-98    JUNE-99
                                 -------    -------    -------    -------    -------    -------
Nasdaq US......................  $100.00    $132.22    $167.85    $204.26    $288.38    $408.83
Trident Microsystems...........  $100.00    $332.00    $202.00    $180.00    $ 85.00    $147.00
H&Q Semiconductor Index........  $100.00    $194.93    $144.52    $261.62    $214.28    $453.81

---------------
(1) Assumes that $100.00 was invested on June 30, 1994 in the Company's Common Stock and each index, and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors currently consisting of two Class I Directors (Charles A. Dickinson and Yasushi Chikagami), two Class II Directors (Millard Phelps and John Luke) and two Class III Directors (Frank C. Lin and Glen M. Antle), who will serve until the annual meetings of stockholders to be held in 1999, 2000 and 2001, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, Directors are elected for a full term of three years to succeed those Directors whose terms expire on the annual meeting dates. Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (other than removal from office by vote of the stockholders) may be filled by a majority vote of the Directors then in office, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

     The terms of the Class I Directors will expire on the date of the upcoming annual meeting. Charles A. Dickinson is currently serving as a Class I Director, but will not stand for re-election at this meeting, and the Board has been reduced to five seats effective immediately prior to the meeting. One person will be elected to serve as the Class I Director of the Board of Directors at that meeting. Management's nominee for election by the stockholders to this position is Yasushi Chikagami, a current Class I member of the Board of Directors.

     If elected, Management's nominee will serve as Director until the Company's annual meeting of stockholders in 2002, and until his successor(s) are elected and qualified. If the nominee declines to serve, the proxies may be voted for such substitute nominee(s) as the Company may designate. Proxies may not be voted for more than two nominees.

     If a quorum is present and voting, the nominee for Class I Director receiving the highest number of votes will be elected as the Class I Director. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF MR.
                                   CHIKAGAMI.

                                 PROPOSAL NO. 2

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected PricewaterhouseCoopers LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 2000. PricewaterhouseCoopers LLP has acted in such capacity since its appointment during the fiscal year ending June 30, 1991. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR
                     THE FISCAL YEAR ENDING JUNE 30, 2000.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. A stockholder proposal to be timely must be received at the Company's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company's proxy statements was release to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

     Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at 2450 Walsh Avenue, Santa Clara, California 95051, no later than June 25, 2000, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Frank C. Lin

                                          FRANK C. LIN
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

November 30, 1999

                           TRIDENT MICROSYSTEMS, INC.

                  Proxy for the Annual Meeting of Stockholders

                         To be held on December 23, 1999


     The undersigned hereby appoints Frank C. Lin and William Steven Rowe, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in Trident Microsystems, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company, 2450 Walsh Avenue, Santa Clara, California, on December 23, 1999 at 9:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated November 30, 1999 ("Proxy Statement"), receipt of which is hereby acknowledged, and (2) in his discretion upon such other matters as may properly come before the meeting.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED, IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.



CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

                                                                     SEE REVERSE
                                                                          SIDE

    Please mark
[x] votes as in
    this example

WHETHER OR NOT YOU PLANT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

A vote FOR the following proposals is recommended by the Board of Directors:

1. To elect the following one (1) person as Class I director to hold office for a three-year term and until his successor is elected and qualified:

     [  ]      FOR all nominees listed                 [  ]     WITHHOLD AUTHORITY to vote for
               below {except as marked to                       all nominees listed below.
               the contrary below.}

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                                Yasushi Chikagami

2. To ratify the appointment of Price Waterhouse Coopers LLP as the Company's independent public accountants for the fiscal year ending June 30, 2000.

          [  ]  FOR              [  ]  AGAINST           [  ]  ABSTAIN

                                  MARK HERE                      MARK HERE
                                  FOR ADDRESS                    IF YOU PLAN
                                  CHANGE AND                     TO ATTEND
                                  NOTE AT LEFT          [  ]     THE MEETING            [  ]

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrator or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Date:
     ---------------------------                 -------------------------------
                                                 Signature

Date:
     ---------------------------                 -------------------------------
                                                 Signature